                                                       To Become Effective Upon
                                                       Filing Pursuant to Rule
                                                       462.


         As filed with the Securities and Exchange Commission on May 22, 1997

                                                      Registration No. 333-_____
________________________________________________________________________________

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                              __________________________


                    The Publishing Company of North America, Inc.
________________________________________________________________________________
                (Exact name of registrant as specified in its charter)

       Florida                                     59-3203301
__________________________________         _____________________________________
(State or other jurisdiction              (I.R.S. Employer Identification No.)
 of incorporation or organization)


    186 N. Industrial Park Drive, Lake Helen, Florida              32744
________________________________________________________________________________
(Address of Principal Executive Offices)                        (Zip Code)

                                   1996 Stock Plan
                              _________________________
                               (Full title of the plan)


                               Michael D. Harris, Esq.
                     Cohen, Chernay, Norris, Weinberger & Harris
                           712 U.S. Highway One, Suite 400
                           North Palm Beach, Florida 33408
________________________________________________________________________________
                        (Name and address of agent of service)

                                    (561) 844-3600
________________________________________________________________________________
            (Telephone number, including area code, of agent for service)



          Approximate Date of Commencement of Proposed Sales under the Plan:
                          as soon as practicable after this
                      Registration Statement becomes effective.
________________________________________________________________________________

________________________________________________________________________________
                           Calculation of Registration Fee
________________________________________________________________________________
Title of                          Proposed         Proposed
Securities    Amount To           Maximum           Maximum         Amount of
To be             Be            Offering Price     Aggregate       Registration
Registered    Registered          Per Share      Offering Price*       Fee*
________________________________________________________________________________

Common Shares,
no par value
per share        500,000            $ 3.063         $1,531,500      $528.10

________________________________________________________________________________

    * Calculated pursuant to Rule 457(c) based on the average of the bid and asked price of the Company's stock on May 14, 1997.

             PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are incorporated herein by reference the following documents:

    1. The Publishing Company of North America, Inc. (the "Company") latest annual report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") which contains, either directly or by incorporation by reference, certified financial statements for the Company's latest fiscal year for which such statements have been filed.

    2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports.

    3. The description of the Company's common stock contained in the Company's Registration Statement under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

    4. All reports subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the securities covered by this Prospectus shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Two attorneys employed by the law firm representing the Company own 7,500 shares of the Company's common stock.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's by-laws, provide that the Company shall indemnify its current and former officers, directors, employees and agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement arising out of his or her services on behalf of the Company subject to the qualifications contained in Florida law as it now exists. Florida law generally provides that a corporation shall have such power to indemnify such persons to the extent they acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In the event any such person shall be judged liable for negligence or misconduct, in the performance of his or her duties such indemnification shall apply only if approved by the Court of Chancery or the Court in which the action was pending. Any other indemnification shall be made only after the determination by the board of directors (excluding any directors who were party to such action), by independent legal counsel in a written opinion, or by a majority vote of stockholders (including any stockholders who were parties to such action).

         INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Stock options have been issued to directors, executive officers and employees of the Company and shares of restrictive stock have been granted to directors and officers of and to the Company in reliance upon the exemptions provided by Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder. Each grantee was given access to the same kind of information that would be contained in a registration statement and agreed to acquire the securities for investment.

Item 8.  EXHIBITS.

         Exhibit 4      1996 Stock Plan

         Exhibit 5      Opinion of Cohen, Chernay, Norris,
                          Weinberger & Harris

         Exhibit 24     Consent of Ernst & Young, LLP

         Exhibit 24.1   Consent of Cohen, Chernay, Norris,
                          Weinberger & Harris*


*   Contained in the Opinion of Cohen, Chernay, Norris, Weinberger & Harris

Item 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                     PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply since the Registration Statement is on Form S-8 and the information required to be included in post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering therein.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Lake Helen, Florida, on this 20th day of May 1997.

                                       THE PUBLISHING COMPANY OF NORTH
                                          AMERICA, INC.



                                       By: /s/ Peter S. Balise
                                          ---------------------------------
                                          Peter S. Balise
                                          (Principal Executive Officer)


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement of The Publishing Company of North America, Inc. has been signed by the following persons in the capacities and on the dates indicated.


    Signatures                    Title                    Date
    ----------                    -----                    ----


 /s/ Peter S. Balise         Chairman of the Board         May 20, 1997
-------------------------
Peter S. Balise


 /s/ James M. Koller         Chief Financial Officer       May 20, 1997
-------------------------    (Principal Financial and
James M. Koller              Accounting Officer)


 /s/ D. Scott Plakon         Director                      May 20, 1997
-------------------------
D. Scott Plakon


 /s/ Matt Butler             Director                      May 22, 1997
-------------------------
Matt Butler


                             Director                      May __, 1997
-------------------------
Phillip S. Hofmann


 /s/ John D. McKey, Jr.      Director                      May 19, 1997
-------------------------
John D. McKey, Jr.

                                    EXHIBIT INDEX


EXHIBIT NUMBER     ITEM
--------------     ----

    4              1996 Stock Plan

    5              Opinion of Cohen, Chernay, Norris, Weinberger & Harris

    24             Consent of Ernst & Young, LLP

    24.1           Consent of Cohen, Chernay, Norris, Weinberger & Harris*


*   Contained in the Opinion of Cohen, Chernay, Norris, Weinberger & Harris